SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2004

DOCUCORP INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23829 (Commission File Number)	75-2690838 (IRS employment identification no.)

5910 North Central Expressway, Suite 800
Dallas, Texas 75206
(Address of principal executive offices)

Registrant’s telephone number, including area code 214-891-6500

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01. Entry Into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet of a Registrant
Item 9.01. Financial Statements and Exhibits
Third Amendment to Credit Agreement

Item 1.01. Entry Into a Material Definitive Agreement.

     On October 7, 2004, Docucorp International, Inc. (“Docucorp”) executed the Third Amendment to Credit Agreement (the “Amendment”) with Comerica Bank ("Comerica"). The Amendment increases the revolving credit maximum amount to $10 million and changes the maturity date from August 31, 2005 to August 31, 2006. The Amendment was obtained for general corporate purposes. The Amendment bears interest at the lesser of Comerica’s prime rate less 100 basis points or the London Interbank Offered Rate plus 150 basis points. The Amendment is unconditionally guaranteed by Docucorp’s domestic subsidiaries.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet of a Registrant

     The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

     Exhibit 99.1-Third Amendment to Credit Agreement dated as of October 7, 2004 between Docucorp International, Inc. and Comerica Bank

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUCORP INTERNATIONAL, INC.
Date: October 8, 2004	By:	/s/ John H. Gray
John H. Gray,
Senior Vice President, Finance and Administration